Exhibit 16.1

Ronald N. Silberstein, C.P.A., P.L.L.C.
30201 Orchard Lake Road, Suite 150
Farmington Hills, Michigan 48334
Tel: (248) 330-6226 Fax: (248) 479-0578

July 9, 2007

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Reidco Acquisition I Inc.

Ladies and Gentlemen:

We have read the statements made by Reidco Acquisition I Inc. in Item 4.01(a)(i), (ii) and (iv) of the accompanying Current Report on Form 8-K (Commission file number 0-52373), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Ronald N. Silberstein, C.P.A., P.L.L.C.

Ronald N. Silberstein, C.P.A., P.L.L.C.
Certified Public Accountant